ALLIANCEBERNSTEIN CORPORATION
BY-LAWS1

ARTICLE I

OFFICES

        Section 1.    The registered office in the State of Delaware shall be in the City of Wilmington, County of New Castle.

        Section 2.    The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

        Section 1.    All annual meetings of the stockholders, for the election of directors or for any other purpose as may properly come before the meeting, shall be held on such date and at such time and place, within or without the State of Delaware, as the board of directors (or its designee) shall each year fix, which date shall be within thirteen (13) months of the last annual meeting of stockholders.

        Section 2.    Written notice of each annual meeting shall be given to each stockholder entitled to vote thereat at least ten (10) days before the date of the meeting.

        Section 3.    The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every election of directors a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order with the residence of and the number of voting shares held by each. Such list shall be open at the place where said election is to be held for ten days, to the examination of any stockholder, and shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

        Section 4.    Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the chair of the board, any vice chair of the board, the chair of the corporate governance committee of the board, the chief executive officer and/or the president. Additionally, special meetings of the stockholders shall be called by the president or secretary at the request in writing of a majority of the total number of directors that the corporation would have at such time if there were no vacancies on the board (the “Entire Board”), or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

        Section 5.    Written notice of a special meeting of stockholders, stating the time, place and object thereof, shall be given to each stockholder entitled to vote thereat, at least ten days before the date fixed for the meeting.

        Section 6.    Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

        Section 7.    The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, all have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

1 Conformed copy with amendments through September 21, 2022.

        Section 8.    When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statute or of the certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

        Section 9.    Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period, and, except where the transfer books of the corporation have been closed or a date has been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted on at any election for directors which has been transferred on the books of the corporation within twenty days next preceding such election of directors.

    Section 10. Any business or matter to be handled during annual or special meetings of stockholders may be accomplished without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action or business to be accomplished, shall be signed by the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize such action or business at a meeting duly called and held. No written consent shall be effective to take the corporate action referred to therein unless written consent(s) signed by a sufficient number of holders to take such action are delivered to the Corporation in a manner required by Section 228 of the Delaware General Corporation Law, as amended from time to time (the “DGCL”), within sixty (60) days of the date indicated on the written consent(s).

    Any person executing a consent may provide, whether through instruction to an agent or otherwise, that such a consent will be effective at a future time (including a time determined upon the happening of an event), no later than sixty (60) days after such instruction is given or such provision is made, if evidence of such instruction or provision is provided to the Corporation. Unless otherwise provided, any such consent shall be revocable prior to becoming effective.

ARTICLE III

DIRECTORS

        Section 1.    Until changed by the stockholder(s), the number of directors shall be 11. The directors shall be elected at the annual meeting of stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his or her successor is duly elected and qualified. Directors need not be stockholders.

        Section 2.    Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the stockholders, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. The stockholder(s) may consider advice and recommendations from the board of directors and/or the corporate governance committee of the board in assessing new directors.

        Section 3.    The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

MEETINGS OF THE BOARD OF DIRECTORS

        Section 4.    The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

        Section 5.    The first meeting of each newly elected board of directors shall be held at the same place as and immediately after the annual meeting of stockholders and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at such time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

        Section 6.    Regular meetings of the board of directors may be held without notice at such time and at such place, if any, at such time and on such date as shall from time to time be determined by the board and publicized among all directors.

        Section 7.    Special meetings of the board of directors may be called by the chair of the board, by one-third (1/3) of the directors then in office (rounded up to the nearest whole number) or by the chief executive officer, and such meetings shall be held at such place, if any, on such date and at such time as they, he or she shall fix. Written notice of special meetings of the board of directors shall be given to each director at least three days before the date of the meeting. Attendance at a meeting by a director shall be a conclusive waiver of any objections made by any person with respect to the notice given to such director. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

        Section 8.    At all meetings of the board a majority of the Entire Board (rounded up to the nearest whole number) shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by the DGCL, another applicable statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

COMMITTEES OF DIRECTORS

        Section 9.    The board of directors may, by resolution passed by a majority of the Entire Board, from time to time designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

        Section 10.    The committees shall keep regular minutes of their proceedings and report the same to the board of directors when required.

    Section 11. Each committee, subject to any restrictions contained in said committee’s Charter, may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; a majority (rounded up to the nearest whole number) of the members shall constitute a quorum unless the committee shall consist of only two (2) members, in which event one (1) member shall constitute a quorum; and all matters shall be determined by the affirmative vote of a majority of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
COMPENSATION OF DIRECTORS

        Section 12.    The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid, pursuant to resolution(s) of the board of directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the board of directors. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefore.

REMOTE PARTICIPATION IN MEETINGS

        Section 13.    Members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of such board or committee through video conference, conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting will constitute presence in person at such meeting.

CONDUCT OF BUSINESS

Section 14. At any meeting of the board of directors, business shall be transacted in such order and manner as the board may from time to time determine, and all matters shall be determined by the affirmative vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the board of directors without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action will be effective at a future time (including a time determined upon the happening of an event), no later than sixty (60) days after such instruction is given or such provision is made and such consent shall be deemed to have been given for purposes of this Section 7 at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to becoming effective.

ARTICLE IV

NOTICES

        Section 1.    Notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in, and to the extent permitted by, Section 232 of the DGCL.

        Section 2.    Whenever any notice is required to be given under the provisions of the DGCL, the certificate of incorporation or these By-laws, a waiver thereof in writing, signed by the person(s) entitled to said notice, or a waiver by electronic transmission by the person(s) entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent of notice. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE V

OFFICERS

        Section 1.    The officers of the corporation shall be chosen by the board of directors and may include a chief executive officer, a president, one (1) or more vice presidents, a secretary, a treasurer and such other officers as may from time to time be appointed by the board of directors (or its designee). The board of directors may delegate the authority to elect or appoint any officer with a title junior to “Senior Vice President” to the chief executive officer. Each officer shall hold office until his or her successor shall be duly elected and qualified or until his or her earlier resignation or removal. Any number of offices may be held by the same person.

        Section 2.    The salaries of all officers of the corporation shall be fixed by the board of directors (or its designee).

Section 3.    The board of directors (or its designee) may delegate the powers and duties of any officer to any other officer or agents, notwithstanding any provision hereof.

Section 4.    Any officer of the Corporation may be removed at any time, with or without cause, by the board of directors (or its designee).

CHIEF EXECUTIVE OFFICER

        Section 5.    The chief executive officer shall perform all of the duties and have all of the powers that are commonly incident to the office of chief executive. Subject to the provisions of these By-Laws and to the direction of the board of directors, he or she shall have the responsibility for the general management and control of the business and affairs of the Corporation. In the absence or disability of the chair of the board and any vice chair(s) of the board, the chief executive officer (i) shall preside at all meetings of the stockholders, and (ii) if a member of the board of directors, shall preside at all meetings of the board of directors and shall otherwise exercise all of the powers and discharge all of the duties of the chair of the board. The chief executive officer shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

PRESIDENT

        Section 6.    Subject to the provisions of these By-Laws and to the direction of the board of directors, the president shall perform all duties and have all powers that are commonly incident to the office of president or that may be delegated to him or her by the board of directors. The president shall perform the duties and exercise the powers of the chief executive officer in the event of a vacancy in the office of chief executive officer, or in the event of such person’s absence or disability.

VICE PRESIDENTS

        Section 7.   Each vice president shall have such powers and duties as may be delegated to him or her by the board of directors (or its designee). One (1) vice president may be designated by the board of directors (or its designee) to perform the duties and exercise the powers of the president in the event of the president’s absence or disability.

SECRETARY

        Section 8.  The secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholder(s) of the corporation, the board of directors and any committee of the board. He or she shall have charge of the corporate books (whether in hard copy of electronic form), shall have power to sign all stock certificates and affix the seal of the corporation, and shall perform such other duties as the board of directors (or its designee) may from time to time prescribe.

TREASURER

        Section 9.    The treasurer shall have the responsibility for maintaining the financial records of the corporation. He or she shall make such disbursements of funds of the corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the corporation. The treasurer shall also perform such other duties as the board of directors (or its designee) may from time to time prescribe.

ARTICLE VI

CERTIFICATES OF STOCK

        Section 1.    Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chair of the board or the president or any vice president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him or her in the corporation. If the corporation shall be authorized to issue more than one class of stock, the designations, preferences and relative, participating, optional or other special rights of each class and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class of stock.

        Section 2.    Where a certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any such chair of the board, president, vice president, treasurer, assistant treasurer, secretary or assistant secretary may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation.

LOST CERTIFICATES

        Section 3.    The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his or her legal representative, to give the corporation such indemnity as it may direct against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

TRANSFERS OF STOCK

        Section 4.    Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

CLOSING OF TRANSFER BOOKS

        Section 5.    The board of directors may close the stock transfer books of the corporation for a period not exceeding fifty (50) days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not exceeding fifty days in connection with obtaining the consent of stockholders for any purpose. In lieu of closing the stock transfer books as aforesaid, the board of directors may fix in advance a date, not exceeding fifty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to receive any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

REGISTERED STOCKHOLDERS

        Section 6.    The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall to be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

Section 7. In order that the corporation may determine the stockholders entitled to consent to corporate action without a meeting, the board of directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall be not more than ten (10) days after the date upon which the resolution fixing the record date is adopted. If no record date has been fixed by the board of directors and no prior action by the board is required by the DGCL, the record date shall be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the corporation. If no record date has been fixed by the Board of Directors and prior action by the board of directors is required by the DGCL with respect to the proposed action by consent of the stockholders without a meeting, the record date for determining stockholders entitled to consent to corporate action without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

ARTICLE VII

INDEMNIFICATION

        Section 1.    Every person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or an officer of the corporation or is or was serving at the request of the corporation or for its benefit as a director, an officer or a trustee of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, an officer or a trustee, or in any other capacity while serving as a director, an officer or a trustee, shall be indemnified and held harmless by the corporation to the fullest extent legally permissible under and pursuant to any procedure specified in the DGCL or other applicable Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment) , against all expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any by-law, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.

    Section 2. In addition to indemnification pursuant to Section 1 of this Article, the corporation shall pay an indemnitee the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, as the DGCL may require, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or an officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon receipt by the corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under Section 1 of this Article or otherwise.

    Section 3. If a claim under Section 1 or 2 of this Article is not paid in full by the corporation within one hundred and twenty (120) days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be ninety (90) days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit brought by the corporation to recover an advancement of expenses, the corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or in an action brought by the corporation to recover an advancement of expenses, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the corporation.
        Section 4.    The board of directors (or its designee, including the corporate governance committee of the board) may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or an officer of the corporation, or is or was serving at the request of the corporation as a director or an officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person under the DGCL.

   Section 5.    The board of directors may from time to time adopt further by-laws with respect to indemnification and may amend these and such by-laws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Delaware, as amended from time to time.

ARTICLE VIII

MISCELLANEOUS

DIVIDENDS

        Section 1.    Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, or by written consent, pursuant to Delaware law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

        Section 2.    Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

CHECKS

        Section 3.    All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

FISCAL YEAR

        Section 4.  The fiscal year of the corporation shall be fixed by resolution of the board of directors.

SEAL

        Section 5.    The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

FACSIMILE SIGNATURES

        Section 6.  In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these By-Laws, facsimile signatures of any officer or officers of the corporation may be used whenever and as authorized by the board of directors (or its designee).
RELIANCE ON BOOKS, REPORTS AND RECORDS

        Section 7.  Each director and each member of any committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the board of directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation.

TIME PERIODS

        Section 8.  In applying any provision of these By-Laws that requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

ARTICLE IX

AMENDMENTS

        Section 1.    These By-Laws may be amended or repealed at any regular meeting of the stockholder(s) or of the board of directors or at any special meeting of the stockholder(s) or of the board of directors.